UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Global X Funds

(Exact name of registrant as specified in its charter)

State of Delaware	See Below

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

605 3rd Avenue, 43rd Floor New York, NY	10158

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
Global X PureCap℠ MSCI Financials ETF	NYSE Arca, Inc.	41-3900481
Global X PureCap℠ MSCI Health Care ETF	NYSE Arca, Inc.	41-3928866
Global X PureCap℠ MSCI Industrials ETF	NYSE Arca, Inc.	41-3956157
Global X PureCap℠ MSCI Materials ETF	NYSE Arca, Inc.	41-3981351
Global X PureCap℠ MSCI Utilities ETF	NYSE Arca, Inc.	41-4045824
Global X PureCap℠ MSCI Real Estate ETF	NYSE Arca, Inc.	41-4079468

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   [   ]
Securities Act registration statement file number to which this form relates:   333-151713

Securities to be registered pursuant to Section 12(g) of the Exchange Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered:

Reference is made to Post-Effective Amendment No. 896 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission (“SEC”) on August 17, 2026 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-151713 and Investment Company Act file number 811-22209). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1. Registrant’s Declaration of Trust, incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Pre-Effective Amendment No. 1 to the registration statement on Form N-1A filed August 15, 2008 (File Nos. 333-151713; 811-22209).

2. Registrant’s Amended and Restated Schedule A to the Declaration of Trust dated March 4, 2026, incorporated herein by reference to Exhibit (a)(3) to the Registrant’s Post-Effective Amendment No. 871 to the registration statement on Form N-1A filed March 27, 2026 (File Nos. 333-151713; 811-22209).

3. Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(1) to the Registrant’s initial registration statement on Form N-1A filed June 17, 2008 (File Nos. 333-151713; 811-22209).

4. Registrant’s By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Pre-Effective Amendment No. 1 to the registration statement on Form N-1A filed August 15, 2008 (File Nos. 333-151713; 811-22209).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 20, 2026	GLOBAL X FUNDS

By: /s/ Ryan O'Connor

Ryan O'Connor
President